UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2015

BANCORP OF NEW JERSEY, INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY	001-34089	20-8444387
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1365 Palisade Ave, Fort Lee, New Jersey 07024

(Address of principal executive offices) (Zip code)

(201) 944-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02                                           Results of Operations and Financial Condition.

On February 13, 2015, Bancorp of New Jersey, Inc. (the “Company”) issued a press release announcing its unaudited financial results for the fiscal period ended December 31, 2014.  After issuing the press release, based on discussions with its banking regulators during a routine safety and soundness examination, management determined to charge off a portion of three loans and to classify two troubled debt restructurings (TDRs) as nonaccrual.  As a result, the Company revised net loans at December 31, 2014 from $627.4 million to $626.4 million and revised stockholders’ equity at December 31, 2014 from $60.6 million to $59.9 million.  Additionally, for the year ended December 31, 2014, net interest income was revised downward by $0.4 million, the provision for loan losses was revised upward by $0.7 million, and income tax expense was revised downward by $0.4 million.  For the year ended December 31, 2014, net income was revised from $4.4 million to $3.8 million, or from $0.82 to $0.70 per diluted share.  On March 31, 2015, the Company filed its Annual Report on Form 10-K, reporting, among other things, audited financial results for the year ended December 31, 2014, which included all revisions from the previously announced unaudited financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.

Date: March 31, 2015	By:	/s/ Michael Lesler
Michael Lesler
President and Chief Executive Officer